Exhibit 99.1

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

J. Russell Porter, President and Chief Executive Officer

713-739-1800 / rporter@gastar.com

Investor Relations Counsel:
Lisa Elliott, Dennard▪Lascar Associates

713-529-6600 / lelliott@DennardLascar.com

Gastar Exploration Announces Closing of Mid-Continent Acquisition and Results from Initial Meramec Well in Oklahoma

HOUSTON, December 16, 2015 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar” or the “Company”) today announced the closing of its previously announced acquisition of additional interests in its Area of Mutual Interest (“AMI”) from its AMI co-participant, Husky Ventures, Inc. (“Husky”), and certain other parties (collectively “Sellers”).  The acquisition included working and net revenue interests in 103 gross (10.2 net) producing wells and approximately 15,700 net developed and undeveloped acres in Kingfisher and Garfield Counties, Oklahoma within the STACK play and Hunton Limestone formations.  The purchase price of approximately $42.1 million, with an effective date of July 1, 2015, was funded with borrowings under Gastar’s revolving credit facility. Gastar also conveyed approximately 11,000 net non-core, non-producing acres in Blaine and Major Counties, Oklahoma to the Sellers.  With the closing of the transaction, the AMI participation agreements with Gastar’s AMI co-participant have been dissolved.  As a part of the agreements underlying the acquisition, Gastar and Husky filed dismissals of a legal proceeding that Gastar had filed against Husky and a separate legal proceeding that Husky had filed against certain officers and directors of Gastar.

The Company also announced the results of the Deep River 30-1H well, its first operated test of the STACK formation Meramec Shale in Oklahoma.  The well commenced flow back on October 28th and has been gradually increasing oil and gas production to a recent initial peak 24-hour rate of 1,094 Boe per day (71% oil) and 1,549 barrels of completion fluids recovered per day.  The Deep River 30-1H was producing at a most recent 10-day average oil and natural gas rate of 1,042 Boe per day (71% oil) and an average of 1,364 barrels of completion fluids per day.  Gastar has a 100% working (80% net revenue) interest in the well.  This Meramec Shale test well, located in Kingfisher County, was completed with 34 frack stages, placing approximately 12 million pounds of proppant in an approximate 5,100 foot lateral, for a total cost of $6.4 million.  We expect that our future wells targeting the Meramec Shale, assuming a 5,000 foot lateral length, should cost approximately $5.5 million to drill and complete.

“Our Deep River Meramec test well is an important success and moves the productive outline of the Meramec play much further northeast than previously defined,” said J. Russell Porter, Gastar’s President and CEO. “It is also worth noting that the percentage of oil in our area is much higher than the production associated with acreage that has been involved in industry transactions recently completed at very high valuations.  Plus, the robust gas production shows that our acreage has good reservoir pressure to drive high oil production volumes and increase reserve recovery. This should allow future drilling of the Meramec play to generate both positive cash flow and strong returns on our investment, even at current commodity prices.”

“With the completion of this acquisition of additional interests in Oklahoma, we have expanded our exposure to the STACK play as well as the Hunton and emerging Osage and Oswego plays.  We estimate that, based on 320-acre spacing, we now have approximately 194 net locations on approximately 62,200 net acres that are prospective for the Meramec/Osage formation within the Mississippi Lime, an increase of 49 net locations.  Now that our Mid-Continent AMI is dissolved, we control all future drilling plans on that acreage and are taking over operatorship of a majority of the wells previously drilled within the AMI.”

About Gastar

Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. In Oklahoma, Gastar is developing the primarily oil-bearing reservoirs of the Hunton Limestone horizontal play and expects to test other prospective formations on the same acreage, including the Meramec Shale and the Woodford Shale, which industry refers to as the STACK Play. In West Virginia, Gastar has developed liquids-rich natural gas in the Marcellus Shale and has drilled and completed its first two successful dry gas Utica Shale/Point Pleasant wells on its acreage.  Gastar has engaged Tudor, Pickering, Holt & Co. to market its Marcellus Shale and Utica Shale/Point Pleasant assets in West Virginia.  For more information, visit Gastar's website at www.gastar.com.

Safe Harbor Statement

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward-looking words ncluding “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Gastar’s ability to meet financial covenants under its indenture or credit agreements or the ability to obtain amendments or waivers to effect such compliance; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by Gastar’s banks; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to Gastar’s ability to realize the anticipated benefits from acquired assets; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  Gastar’s actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and its primary areas of operations are subject to natural steep decline rates. By issuing forward-looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

# # #